Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 10:27 AM 12/03/2021 FILED 10:27 AM 12/03/2021 SR 20213969164 - File Number 6441119	CERTIFICATE OF INCORPORATION OF BRAG HOUSE HOLDINGS, INC.

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), certify as follows:

1. The name of the corporation is Brag House Holdings, Inc. (the “Corporation”).

2. The address of the registered office of the Corporation in the State of Delaware is 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The name of the registered agent of the Corporation at such address is Harvard Business Services, Inc.

3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. The total number of shares of common stock which the Corporation is authorized to issue is Fifty Million (50,000,000), at a par value of $0.0001 per share, and the total number of shares of preferred stock which the Corporation is authorized to issue is Five Million (5,000,000), at a par value of $0.0001 per share.

5. The Corporation’s board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

6. The name and mailing address of the incorporator(s) of the Corporation are:

Name	Mailing Address
Harvard Business Services, Inc.	16192 Coastal Highway,
Lewes, DE 19958

7. Unless and except to the extent that the bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.

8. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

9. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation. Any amendment, repeal or modification of this paragraph 9 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

10. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

11. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or the Bylaws, from time to time, to amend, alter or repeal any provision of the Certificate of Incorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

12. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

[SIGNATURE PAGE FOLLOWS]

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 2nd day of December, 2021.

Harvard Business Services, Inc., Incorporator

By	/s/ Michael J. Bell, President
Michael J. Bell, President

HARVARD BUSINESS SERVICES, INC. 16192 COASTAL HIGHWAY LEWES, DELAWARE 19958-9776 Phone: (302) 645-7400 (800)-345-2677 Fax: (302) 645-1280 www.delawareinc.com

Company Name: Brag House Holdings, Inc.

Delaware State File Number: 6441119

Delaware Law requires a Communication Contact. What is that?

As your Registered Agent, the State of Delaware requires us to keep a Communications Contact for your company on record within our files so we can forward any legal documentation we receive for the company in a timely manner. By definition, the Communications Contact must be a living person who is a manager, officer, director, shareholder, member, employee or designated agent who is authorized to receive notices from the company’s Delaware Registered Agent. This person must also be able to produce management and ownership names and contact information in the event of a legal matter such as a lawsuit or subpoena. This person must be at least 18 years of age.

In other words, the Communications Contact must have the ability and authority to receive, handle and appropriately reply to the correspondence we may forward. If this is incorrect, please let us know at your earliest convenience. Failure to keep the information up-to-date and valid can result in having to resign as the company’s Registered Agent in Delaware. This will leave the company without a Registered Agent, which places the company in a forfeited (or “inactive”) status.

This is the information currently on file for the Communications Contact:

Mr. Lavell Malloy	lavell@thebraghouse.com
108 Frost Street	9175998334
Apt. 4C
Brooklyn, NY 11221
United States

Should someone else be the Communications Contact? Has your address changed?

Updates to the above information can be made through your online MCD account, or you can contact our mail center at mail@delawareinc.com.